UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2007

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FIRST CITIZENS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-16471	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road Raleigh, North Carolina		27609
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Our wholly-owned subsidiaries, First-Citizens Bank & Trust Company and IronStone Bank (collectively, the “Banks”), have entered into written agreements with certain of their officers, including our executive officers named below, which provide for payments to the officers or their beneficiaries following the officers’ separation from service at an agreed upon age or death. The new agreements supersede and replace similar agreements that previously were in effect with certain of those officers and reflect increases in the amounts of payments provided for in the previous agreements, as well as revisions to update other terms. Under the new agreements between each Bank and its officers, the Bank will make monthly payments to each officer for a period of ten years, beginning six months and one week following the officer’s separation from service at an agreed upon age (or, in the case of Lewis R. Holding, following his separation from service on January 1, 2011, or on a later date elected by him at least 12 months prior to his original separation from service date). In return for those payments, each officer has agreed to provide limited consulting services to, and not to “compete” (as defined in the agreements) against the Bank during the payment period. If an officer dies while employed by the Bank, or before all payments have been made following separation from service, remaining payments under the officer’s agreement will be made to the officer’s designated beneficiary or estate. If an officer’s employment is terminated for any reason other than separation from service at an agreed upon age or death, the officer’s agreement also will terminate and no payments will be made. The Banks may terminate an officer’s agreement for any reason without obligation at any time prior to separation from service at an agreed upon age or death. The following table lists the monthly payment amount provided for in the agreement with three of our executive officers who are named executive officers, three additional executive officers who also serve as our directors, and our chief financial officer.

Name	Relationship with us	Date	Monthly payment amount
Lewis R. Holding	Chairman, Chief Exeuctive Officer and principal shareholder	9/17/2007	$39,489
James B. Hyler, Jr.	Vice Chairman, Chief Operating Officer	9/17/2007	$28,652
Carol B. Yochem	Executive Vice President and Wealth Management Manager	9/17/2007	$12,792
Frank B. Holding, Jr.	President and principal shareholder	9/17/2007	$17,163
Hope Holding Connell	Executive Vice President and Business Segment Manager; President of IronStone Bank; Principal shareholder	9/17/2007	$6,469
James M. Parker	Vice Chairman; Executive Vice President and Chief Operating Officer of IronStone Bank;	9/17/2007	$15,829
Kenneth A. Black	Executive Vice President and Chief Financial Officer	9/17/2007	$8,706

The agreements were approved by the Banks’ Boards of Directors following the review and favorable recommendation of the joint Compensation Committee of our and the Banks’ Boards of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC. (Registrant)

Date: September 17 , 2007	By:	/s/ Kenneth A. Black
Kenneth A. Black Chief Financial Officer